                                                                    Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Dectron Internationale Inc. (the "Company") on Form 10-K/A for the period ended January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ness Lakdawala, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ness Lakdawala
------------------
Ness Lakdawala
Chairman, President and Chief Executive Officer

Dated: April 30, 2004

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Dectron Internationale Inc. and will be retained by Dectron Internationale Inc. and furnished to the Securities and Exchange Commission or its staff upon request.